DRYDEN GOVERNMENT INCOME FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


October 21, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the "Fund")

File No.:  811-3712


Ladies and Gentlemen:

Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund named above for the six-month period ended August 31, 2005.
The Form N-SAR was filed using EDGAR.


Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of October 2005.


DRYDEN GOVERNMENT INCOME FUND, INC.





Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
	Floyd L. Hoelscher				Jonathan D. Shain
Witness					Assistant Secretary



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